U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2005

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 15, 2005, the Company’s stockholders approved the American Science and Engineering, Inc. 2005 Equity and Incentive Plan (the “2005 Plan”).  The 2005 Plan is intended to (1) provide long-term incentives and rewards to employees, officers, directors and consultants of the Company and its affiliates who are in a position to contribute to the long-term success and growth of the Company and its affiliates, (2) assist the Company and its affiliates in attracting and retaining persons with the requisite experience and ability and (3) more closely align the interests of the participants in the 2005 Plan with the interests of the Company’s stockholders.

The 2005 Plan allows for the issuance of restricted stock, restricted stock units, incentive and nonstatutory stock options, cash awards and stock appreciate rights to eligible participants, who include employees of the Company and its subsidiaries in the case of incentive stock options, and employees, officers, directors and consultants of the Company or any of its affiliates in the case of other awards.  An aggregate of 750,000 shares of Company common stock are available for grant under the 2005 Plan.  Shares subject to awards of options or stock appreciation rights shall count against this limit as one share for every share subject to the award, but shares subject to all other types of awards under the 2005 Plan shall count against this limit as 1.5 shares for every share subject to the award. Equitable adjustments will be made to the number of shares available for issuance under the 2005 Plan in the event of stock dividends, recapitalization, stock split, and the like. No single participant may receive in any fiscal year awards for more than 250,000 shares of Company common stock, except that in the first year of employment awards for an additional 250,000 shares may be granted. Additional restrictions are applicable to certain types of awards.

The plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines which eligible persons shall receive an award and the terms and conditions of each award, including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award, the vesting schedule and the term. The Compensation Committee will also make all other determinations and interpretations under the 2005 Plan. Subject to certain limitations, the Compensation Committee may delegate to one or more of the Company’s executive officers the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

The foregoing description of the 2005 Plan does not purport to be complete and is qualified in its entirety by reference to the 2005 Plan which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

On September 15, 2005, the Company’s Board of Directors approved the terms of a Long Term Incentive Compensation Program (the “LTIP Plan”). The intent of the LTIP Plan is to fairly compensate senior executives for results achieved by the Company over a multi-year period.

The LTIP Plan provides for the grant of restricted stock and stock options to members of the Company’s senior executive team, including its Chief Executive Officer and Chief Financial Officer. Awards will be granted with a maximum term of 5 years, and will vest only upon achievement of goals outlined in the Company’s strategic plan. These goals will be based upon growth and profitability targets and business goals, to be determined with Board input, anticipated to be achieved within a three-year period.  If the goals are met in two years, the awards vest at that time; if the goals are not met before the end of the term, the awards will expire and not become vested.

On September 15, 2005, the Company’s Board of Directors approved a Change of Control and Termination for Convenience program (the “CIC Program”) for the Company’s Chief Executive Officer and other members of the Company’s executive staff, including its Chief Financial Officer.  With respect to the Company’s Chief Executive Officer, Anthony R. Fabiano, pursuant to the terms of the CIC Program, (i) in the event of a change of control of the Company in connection with which Mr. Fabiano is terminated, Mr. Fabiano will be eligible to receive (A) a payment equal to three times his average base salary over the prior five years (or portion thereof during which he has been employed by the Company) plus his annual target bonus, (B) the payment or continuation of health benefits for three years and (C) the vesting of all options and restricted stock then held by Mr. Fabiano, and (ii) in the event Mr. Fabiano is terminated by the Company without cause, he will be eligible to receive (A) a payment equal to two times his average base salary over the prior three years and (B) the payment or continuation of health benefits for eighteen months. The foregoing payments shall be limited to the extent necessary to comply with Sections 280G and 409A of the Internal Revenue Code of 1986, as amended.  The change of control provisions of the program will expire as to Mr. Fabiano effective March 31, 2008, but shall be automatically renewed for one-year terms.  Under the CIC Program, Mr. Fabiano will be required to comply with certain non-competition restrictions for a period of time after his termination.

With respect to other members of the Company’s executive staff, pursuant to the terms of the CIC Program, (i) in the event of a change of control of the Company in connection with which a designated executive is terminated, such executive will be eligible to receive (A) a payment equal to one times such executive’s average base salary over the prior five years (or portion thereof during which he or she has been employed by the Company) plus his or her annual target bonus, (B) the payment or continuation of health benefits for eighteen months and (C) the vesting of all options and restricted stock then held by the executive and (ii) in the event a designated executive is terminated by the Company without cause, he or she will be eligible to receive (A) a payment equal to one times such executive’s average base salary over the prior three years and (B) the payment or continuation of health benefits for one year.  The foregoing payments shall be limited to the extent necessary to comply with Sections 280G and 409A of the Internal Revenue Code of 1986, as amended.  The change of control provisions of the program will expire effective March 31, 2008, but shall be automatically renewed for one-year terms.  Under the CIC Program, a participating executive will be required to comply with certain non-competition restrictions for a period of time after such executive’s termination.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)            Exhibits – The following exhibits are furnished as part of this current report:

Exhibit Number	Description

10.1	American Science and Engineering, Inc. 2005 Equity and Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 21, 2005

AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Anthony R. Fabiano
Anthony R. Fabiano
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	American Science and Engineering, Inc. 2005 Equity and Incentive Plan